Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of August 4, 2020 (the “Effective Date”) by and between Talend, Inc. (the “Company”) and Talend S.A. (the “Parent”), and Michael Tuchen, an individual (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”). In consideration of the mutual promises contained herein, the Parties agree as follows:

1.Services and Compensation

In connection with Consultant’s resignation from Parent’s board of directors, the Company and Parent desire to retain Consultant as an independent contractor to perform the services described in Exhibit A (the “Services”) for the Company and the Parent (or their designees), and the Company and Parent agree to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.Confidentiality and Ownership

Consultant signed an At-Will, Non-Competition, and Confidentiality Agreement with the Company on January 30, 2014 (the “Confidentiality Agreement”). Consultant agrees that, separate from this Agreement, Consultant remains bound by continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information and provisions regarding ownership and assignment of inventions. Consultant further acknowledges and agrees to continue to abide by the terms and conditions of Parent’s Insider Trading Policy (the “ITP”) in accordance with its terms; provided, however, that the Parties agree that following the Parent’s release of its FY20 Q2 earnings, Consultant shall no longer be considered an “insider” under the ITP (but, for the avoidance of doubt, and in accordance with the ITP, Consultant will not be able to sell or otherwise dispose of any Parent shares while in possession of material non-public information).

3.Arbitration and Equitable Relief

Consultant signed an Executive Employment Agreement with the Company on January 30, 2014 (“Executive Employment Agreement”). Consultant agrees that, separate and apart from this Agreement, Consultant remains bound by the Arbitration provision of the Executive Employment Agreement, and agrees to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Parent and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company or Parent, at present and in the future. Consultant further agrees to arbitrate any and all controversies, claims, or disputes with anyone (including Company, Parent, and any employee, officer, director, shareholder or benefit plan of the Company and Parent in their capacity as such or otherwise) arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company and Parent or the termination of Consultant’s consulting or other relationship with the Company and Parent, including and breach of this Agreement.

4.Conflicting Obligations and Restrictive Covenants

a.Conflicting Obligations. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company and Parent under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

b.Restrictive Covenant. Consultant agrees that, during the term of this Agreement, he remains bound by the Non-Competition (Section 2) Covenant of the Confidentiality Agreement; provided, however that the Parties agree that there shall only be a violation of the Non-Competition (Section 2) Covenant of the Confidentiality Agreement if Consultant engages in the competitive activities outlined in such
Section 2 with any of the companies or entities included on the list to which the Parties have mutually agreed prior to the date of such engagement.

5.Return of Company and Parent Materials

Upon the termination of this Agreement, or upon Company’s or Parent’s earlier request, Consultant will immediately deliver to the Company and Parent, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company and Parent property, including, but not limited to, Confidential Information, tangible embodiments of the inventions, all devices and equipment belonging to the Company or Parent, all electronically-stored information and passwords to access such property, those records maintained pursuant to the Confidentiality Agreement and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6.Term and Termination

a.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) June 30, 2022, or (iii) termination as provided in Section 6.B.

b.Termination. Prior to a “change in control” (as defined in Parent’s 2019 Free Share Plan), the Company or Parent may terminate this Agreement immediately and without prior notice if Consultant is in breach of any material provision of this Agreement.

c.Survival. Upon any termination, all rights and duties of the Company and Parent and Consultant toward each other shall cease except:

i.The Company or Parent will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company or Parent prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s or Parent’s policies and in accordance with the provisions of Section 1 of this Agreement; and

ii.the sections entitled Confidentiality, Ownership, Conflicting Obligations, Return of Company and Parent Materials, Term and Termination, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.

7.Independent Contractor; Benefits

a.Independent Contractor. It is the express intention of the Company, the Parent, and Consultant that Consultant perform the Services as an independent contractor to the Company and Parent. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company or Parent. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company or Parent to any liability or obligation or to represent that Consultant has any such authority.

b.Benefits. The Company, the Parent, and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company or Parent. If Consultant is reclassified by a state or federal agency or court as the Company’s or the Parent’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company or Parent, except those mandated by state or federal law, even if by the terms of the Company’s or the Parent’s benefit plans or programs of the Company or Parent in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.Indemnification

Consultant agrees to indemnify and hold harmless the Company, the Parent, and their affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement or the Confidentiality Agreement, (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s or Parent’s use of the Inventions or other deliverables of Consultant under this Agreement.

9.Limitation of Liability

IN NO EVENT SHALL COMPANY OR PARENT BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY OR PARENT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S OR PARENT’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY OR PARENT TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

10.Miscellaneous

a.Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

b.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, the Parent, their successors, and their assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company or Parent may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s or Parent’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

c.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, other than the Executive Employment Agreement (but solely to the extent provided in Section 3 of this Agreement and no other provisions of the Executive Employment Agreement), the Confidentiality Agreement, the Amended Equity Documents (as defined in Exhibit A) and the Separation Agreement and Release signed by the Parties on January 8, 2020 (the “Release Agreement”). Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

d.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

e.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

f.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company or Parent of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

g.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.

i.If to the Company, to:

800 Bridge Parkway, Redwood City, CA 94065
Attention: General Counsel

ii.If to the Parent, to:

5/7, rue Salomon de Rothschild, Suresnes France 92150
Attention: General Counsel

iii.If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company or Parent.

h.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

i.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

j.Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company or Parent. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company or Parent confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company or Parent attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT TALEND, INC.
By: /s/ Michael Tuchen By: /s/ Christal Bemont
Name: Michael Tuchen Name: Christal Bemont
Title: Chief Executive Officer
Address for Notice:
293 Oak Grove Ave.
Atherton, CA 94027
TALEND S.A.
By: /s/ Christal Bemont
Name: Christal Bemont
Title: Chief Executive Officer

EXHIBIT A
SERVICES AND COMPENSATION
1.Contact. Consultant’s principal Company contact:

Name: Michael Tuchen
Email: mike@tuchen.com

2.Services. The Services will include, but will not be limited to, the following: Consultant shall make himself reasonably available to provide limited consulting and advisory services to the Company and Parent, at the request of the Company’s and Parent’s Board of Directors and senior management on strategic initiatives and other matters important to the business of the Company and Parent.
3.Compensation.

a.Consultant previously was granted equity awards to acquire ordinary shares of Parent (each, an “Equity Award”) pursuant to the terms and conditions of the applicable Parent equity plan and award agreement under which such Equity Award was granted (the “Equity Documents”), as amended by the Release Agreement (the “Amended Equity Documents”). In accordance with the Amended Equity Documents, during the term of the Agreement, each Equity Award that is outstanding and unvested shall continue to vest and settle, and to the extent applicable, become exercisable, on the same future vesting and settlement dates that apply to such Equity Award, subject to Consultant’s continuing to provide Services, provided that if this Agreement is terminated by the Company or Parent prior to June 30, 2022 (other than under the circumstances described in Section 6.B. of the Agreement) all outstanding Equity Awards will vest in full, in all cases, subject to any required delay under Section 3(b) of this Exhibit A. Each Equity Award that is a vested and outstanding stock option shall remain exercisable for the time period set forth in Section 2(c) of the Release Agreement. All other terms of the Amended Equity Documents shall continue to apply to the Equity Awards.

b.It is intended that all payments and benefits provided under the Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted in accordance with this intent. All payments of “deferred compensation” within the meaning of Section 409A, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Parent or the Company reserves the right to amend the Agreement as they consider necessary or advisable, in their sole discretion and without the consent of the Consultant or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under the Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of Parent or the Company be obligated to reimburse the Consultant for any taxes that may be imposed on the Consultant as a result of Section 409A.

This Exhibit A is accepted and agreed upon as of the Effective Date.

CONSULTANT TALEND, INC.
By: /s/ Michael Tuchen By: /s/ Christal Bemont
Name: Michael Tuchen Name: Christal Bemont
Title: Chief Executive Officer

TALEND S.A
By: /s/ Christal Bemont
Name: Christal Bemont
Title: Chief Executive Officer